Rule 424 (b) (3)
Registration No. 333-286024

U.S. $20,000,000,000.00
NATIONAL RURAL UTILITIES ("CFC")
VARIABLE DENOMINATION FLOATING
RATE DEMAND NOTES

Pricing Supplement No. 69 Dated October 31, 2025
TO PROSPECTUS Dated March 21, 2025

Interest	3.250% per annum
Rate:

Rates will be set daily. Eligible Investor[1] will purchase a Variable Rate Note, containing a promise from CFC to repay the note plus interest upon the receipt of a Redemption Notice from the Eligible Investor.

Period	October 31, 2025
Beginning:

[1] Generally CFC members and other rural utilities which have been determined to satisfy federal and state eligibility criteria.

1